Exhibit T3A-24

Acknowledgement Number: 5000000001598142STATE OF MARYLAND Department of Assessments and TaxationI, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of    1 pages, inscribed with the same Authentication Code, is a true copy of the public record of theARTICLES OF ORGANIZATION-DOMESTIC LLCforGREEN LEAF EXTRACTS, LLC(Department ID: W18524595 )I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.In witness whereof, I have hereunto subscribed my signature and affi xed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this    January 17, 2020. Michael L. Higgs Director301 West Preston Street, Baltimore, Maryland 21201Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941 MRS (Maryland Relay Service) (800) 735-2258 TT/VoiceOnline Certificate Authentication Code: fQUWWkt6lUmufYWWpJlgvA To verify the Authentication Code, visit http://dat.maryland.gov/verify

Acknowledgment Number: 5000000001598142
5000000001598142

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)	The name of the Limited Liability Company is:

Green Leaf Extracts, LLC

(2)	The purpose for which the Limited Liability Company is filed is as follows:

Any lawful purpose

(3)	The address of the Limited Liability Company in Maryland is:

6797 Bowmans Crossing, Frederick, MD, 21703

(4)	The Resident Agent of the Limited Liability Company in Maryland is:

Kevin I Goldberg

whose address is:

6797 Bowmans Crossing, Frederick, MD, 21703

(5) Signature(s) of Authorized Person(s):	(6) Signature(s) of Resident Agent(s):
Kevin I. Goldberg	Kevin I Goldberg

(7) Filing party’s name and return address:	I hereby consent to my designation in this document.
Kevin I Goldberg, 6797 Bowmans Crossing, Frederick, MD, 21703

Authentication Number: fQUWWkt6lUmufYWWpJlgvA	Page 1 of 1